Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2A-1 of our report dated March 2, 2001, except for the last sentence of the last paragraph of Note 3 as to which the date is March 30, 2001 relating to the financial statements of American Access Technologies, Inc. appearing in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.



/s/Rachlin Cohen & Holtz LLP
RACHLIN COHEN & HOLTZ  LLP

Fort Lauderdale, Florida
August 20 , 2001